UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011 (March 10, 2011)

SUBAYE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34660	35-2089848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A536-537, 13 Block, 232 Waihuandong Road,
Xiaoguwei Street,
University City,
Guangzhou GD
510006 China
 (Address of principal executive offices) (Zip Code)

(86) 20 3999 0266
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2011, James T. Crane, the Chief Financial Officer of Subaye, Inc. (the “Company”), announced that he will resign from the Company to pursue other professional interests. Mr. Crane has served in this role since October 2007.  Mr. Crane’s resignation is effective as of March 14, 2011.

On March 13, 2011, the Company’s board of directors (the “Board”) appointed Alan R. Lun to serve as the Company’s Chief Financial Officer, effective March 14, 2011.

Mr. Lun, age 46, has served as the Company’s President and a member of the Board since April 2007.  Mr. Lun also served as the Company’s Chief Executive Officer from April 2007 to September 2009.  Mr. Lun originally joined the Company in March, 2006. From March 2001 through February 2006, Mr. Lun was the division manager of Guangdong Country Garden Property Management Co. Ltd., one of the largest real estate management and development companies in China.

There are no family relationships between Mr. Lun and any director, executive officer or director or executive officer nominee of the Company.  There has been no transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which Mr. Lun and the Company were or are to be a participant and the amount involved exceeds $120,000.  There is no material plan, contract or arrangement to which Mr. Lun is a party or in which he participates that was entered into in connection with his appointment as Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 14, 2011

SUBAYE, INC.

By: /s/ Zhiguang Cai Name: Zhiguang Cai Title: Chief Executive Officer